Exhibit 10.51


                     THIRD AMENDMENT TO AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                        PSA INSTITUTIONAL PARTNERS, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                       (CREATING SERIES Z PREFERRED UNITS)


         This Third Amendment (the "AMENDMENT") to the Amended and Restated Agreement of Limited Partnership of PSA Institutional Partners, L.P., a California Limited Partnership dated March 29, 2000 as amended by the Amendment to Amended and Restated Agreement of Limited Partnership of PSA Institutional Partners, L.P., dated as of August 11, 2000. and the Second Amendment to Amended and Restated Agreement of Limited Partnership of PSA Institutional Partners, L.P., dated as of March 22, 2004 (the "Partnership Agreement") is made and entered into as of October 12, 2004 (the "Effective Date") with reference to the following facts:

         A. Pursuant to Section 3.3 of the Partnership Agreement, the General Partner is authorized to cause the Partnership to issue certain additional units of limited partnership interest without the consent of the Limited Partners.

         B.The General Partner has determined that it is in the best interests of the Partnership to create a new class of units, with the designations, preferences and other rights, powers and duties set forth in this Amendment, to be known as Series Z Preferred Units, and to issue those units as set forth below.

         C. Unlessotherwise defined in this Amendment, capitalized terms shall have the meanings given to them in the Partnership Agreement.

         The parties agree as follows:

         1. The following definition shall be inserted into Section 1 of the Partnership Agreement in the appropriate alphabetical order:

         "SERIES Z PREFERRED UNITS" means the series of partnership interests designated as the "6.250% Series Z Cumulative Redeemable Perpetual Preferred Units" entitled to the rights described in this Agreement. The Series Z Preferred Units are Exchangeable Preferred Units, and the Corresponding Preferred Stock with respect to those units is the 6.250% Cumulative Preferred Stock, Series Z, of the Company."

         2. The definition of "PRIORITY RETURN" in the Partnership Agreement is amended by inserting the following at the end of clause (i):

         "and for the Series Z Preferred Units an amount equal to six and twenty-five hundredths percent (6.250%) per annum of the stated value of $25 per unit,"

In addition, notwithstanding anything to the contrary in the Partnership Agreement, to reflect the issuance of certain Series Z Preferred Units as of the Effective Date, the Priority Return relating to the quarter in 2004 in which those Series Z Preferred Units are issued shall be 78/90ths of the Priority Return that would accrue for a full calendar quarter.

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         3. The  definition  of  "PARITY  PREFERRED  UNITS"  in the  Partnership
Agreement shall be amended by inserting the phrase "Series Z Preferred Units," into the second sentence after the phrase "Series NN Preferred Units".

         4. On the Effective Date,in accordance with that certain Purchase and Contribution Agreement dated as of June 9, 2004 among Secure Mini Storage Limited Partnership (the "Acquired Partnership"), its partners (the "Contributors"), he Partnership and the General Partner (the "Contribution Agreement"), the Contributors shall make a capital contribution to the Partnership of a 99.5% limited partnership interest in the Acquired Partnership and concurrently one of the Contributors., shall sell a 0.5% general partnership interest in the Acquired Partnership to the General Partner (together the transferred interests representing all interests in the Acquired Partnership) and the Partnership shall issue to two of the Contributors 1,000,000 Series Z Preferred Units and concurrently distribute to the Contributors the portion of the Cash Consideration that is payable by the Partnership as provided in the Contribution Agreement and the General Partner shall pay to the Contributor selling the general partner interest the portion of the Cash Consideration that is payable by the General Partner as provided in the Contribution Agreement. In order to reflect the issuance of those Series Z Preferred Units, on the Effective Date, Exhibit A to the Partnership Agreement is replaced with an updated Exhibit A reflecting the Series Z Preferred Units.

         5. Section 3.2 of the Partnership Agreement is amended to add the addresses of the Contributors.

         6. Section 6.6.1 of the Partnership Agreement is amended to read in its entirety as follows:

                   "6.6.1. RIGHT OF OPTIONAL REDEMPTION. The Series N, Series O and Series P Preferred Units may not be redeemed prior to the fifth
         (5th) anniversary of the issuance date of the particular series to be redeemed. The Series NN Preferred Units may not be redeemed prior to March 17, 2010. The Series Z Preferred Units may not be redeemed prior to March 5, 2009. On or after the fifth anniversary of the issuance date of each of the Series N, Series O and Series P Preferred Units, and on or after March 17, 2010 with respect to the Series NN Preferred Units, and on or after March 5, 2009 with respect to the Series Z Preferred Units, the Partnership shall have the right to redeem the Series N, Series O, Series P, Series NN Preferred Units or Series Z Preferred Units, respectively, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days' written notice, at a redemption price, payable in cash, equal to the Liquidation Preference per Series N, Series O, Series P, Series NN or Series Z Preferred Unit to be redeemed (the "Redemption Price"). The rights of redemption of any subsequently issued Parity Preferred Units shall be as designated in an amended Exhibit A to this Agreement. If fewer than all of the outstanding Parity Preferred Units of a particular series are to be redeemed, the units to be redeemed from that series shall be selected pro rata (as nearly as practicable without creating fractional units)."

         7. Section 6.7 of the Partnership Agreement is amended to read in its entirety as follows:

                  "6.7 NO SINKING FUND. No sinking fund shall be established for the retirement or redemption of Series N, Series NN, Series O, Series P or Series Z Preferred Units."

         8.  Section  10.3 of the  Partnership  Agreement is amended to renumber
Section  10.3.3  (added and  inadvertently  misnumbered  pursuant  to the Second
Amendment) as Section 10.3.1 and to add immediately after that renumbered provision the following Section 10.3.2:

                  "10.3.2 SERIES Z PREFERRED UNITS. Holders of the Series Z Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth below. So long as any Series Z Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the Series Z Preferred Units outstanding at the time, take any of the actions described above in Sections 10.2.1, 10.2.2 and 10.2.3, treating each reference in those provisions to "Series N Preferred Units" as a reference instead to "Series Z Preferred Units."

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         9.  Section  12.2 of the  Partnership  Agreement  is  amended by adding immediately after Section 12.2.3 the following Section 12.2.4:

                   "12.2.4 SERIES Z PREFERRED UNITS. At any time on or after the first (1st) anniversary of the date of issuance of Series Z Preferred Units, each holder of Series Z Preferred Units shall have the option to exchange such holder's Series Z Preferred Units for depositary shares representing interests in authorized but previously unissued shares of 6.250% Cumulative Preferred Stock, Series Z, of the Company (the "Series Z Preferred Stock") at an exchange rate of one depositary share representing one thousandth (1/1000) of a share of Series Z Preferred Stock for one (1) Series Z Preferred Unit, subject to adjustment as described below (the "Exchange Ratio"), provided that each such exchange must involve a minimum of: (i) 200,000 Series Z Preferred Units or (ii) if less than 200,000 Series Z Preferred Units are then outstanding, all outstanding Series Z Preferred Units. At any time on or after March 5, 2009, the Company also shall have the option to cause each holder to so exchange all, but not part, of the holder's Series Z Preferred Units.

                  In the event the Registration Statement on Form S-3 contemplated by Section 7.13 of the SMS Contribution Agreement relating to the Series Z Preferred Units has not been declared effective by the first (1st) anniversary of the date of issuance of Series Z Preferred Units, the Company may delay any exchange requested pursuant to Section
         12.3 (during which period the holder exercising the exchange right may withdraw the related Exchange Notice (as defined in Section 12.3.1)) until such time as such Registration Statement is declared effective, provided that the Company continues to use it reasonable best efforts to cause such Registration Statement to become effective as promptly as possible.

                  The provisions of Sections 12.1.5 and 12.1.6 shall be read as if restated in this Section 12.2.4, but: as if each reference in those provisions to "Series N Preferred Units" instead were a reference to "Series Z Preferred Units," and by treating each reference to the "Series N Preferred Stock" as a reference to the 6.250% Cumulative Preferred Stock, Series Z, of the Company."

         10. The provisions of Section 12.3.1 of the Partnership Agreement shall be read, in the case of the Series Z Preferred Units, as if the term "fifth
(5th) Business Day" were replaced with the term "tenth (10th) Business Day."

         11.Upon not less than 120 nor more than 180 days' written notice to the Partnership in advance of the fifth anniversary of the Effective Date, the holders of a majority of the then outstanding Series Z Preferred Units shall have the one time election to cause the Company (or at the Company's option, an affiliate, which may include the Partnership) to repurchase on the fifth anniversary of the Effective Date all then outstanding Series Z Preferred Units at a price payable in cash equal to the Liquidation Preference per Series Z Preferred Unit.

         12. Prior to the fifth anniversary of the Effective Date, the Partnership agrees that it will not, without the prior written consent of an affected partner (either of two of the Contributors), which consent will not be unreasonably withheld, voluntarily permit the disposition in a transaction that will cause material recognition of taxable gain for federal income tax purposes to the affected partner of any of the 26 real properties held by the Acquired Partnership on the Effective Date (as well as any subsequently acquired property, the federal income tax basis of which is determined by reference to the federal income tax basis of those existing properties, such as a replacement property that might be acquired in a "like-kind exchange" for an existing property). The limitations on dispositions in the preceding sentence shall not apply if, at the time of the proposed disposition, the affected partner then owns less than 30% of the Series Z Preferred Units acquired by the affected partner as of the date of this Amendment.

         13. Except as expressly provided in this Amendment, all of the provisions of the Partnership Agreement are ratified and confirmed, and continue in full force and effect.

The undersigned have signed this Amendment as of the date indicated above.

                         [signatures on following pages]

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                          "GENERAL PARTNER:"


                          PS TEXAS HOLDINGS, LTD.,
                          a Texas limited partnership

                          By: PS GPT Properties, Inc., a California corporation,
                              its general partner


                          By: /s/ John S. Baumann
                              -------------------
                              Name:  John S. Baumann
                              Title: Senior Vice President


                          "LIMITED PARTNERS:"

                          PS LPT PROPERTIES INVESTORS, INC.
                          a Maryland business trust


                          By: /s/ John S. Baumann
                              -------------------
                              Name:  John S. Baumann
                              Title: Senior Vice President


                              [signatures continue]

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The undersigned have signed this Agreement of Limited Partnership as of the date indicated above.



                          By:  the Contributors




                              [signatures continue]

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                           ALL OTHER LIMITED PARTNERS

                           By:PS Texas Holdings, Ltd.,
                              a Texas limited partnership,
                              as their attorney-in-fact


                              By: PS GPT Properties, Inc.,
                                  a California corporation,
                                  its general partner


                                  By: /s/ John S. Baumann
                                      -------------------
                                      Name:  John S. Baumann
                                      Title: Senior Vice President


                              [signatures continue]

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              ACKNOWLEDGED AND AGREED, AS TO THE
              ISSUANCE OF COMPANY STOCK PURSUANT
              TO SECTION 12 OF THE PARTNERSHIP AGREEMENT:


"COMPANY"

PUBLIC STORAGE, INC.,
a California corporation


By: /s/ John S. Baumann
    -------------------
    Name:  John S. Baumann
    Title: Senior Vice President

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